UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2025
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	1701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement
Sixth Amended and Restated Senior Secured Credit Agreement

On January 23, 2025, Ameresco, Inc. ("Ameresco" or the "Company") refinanced its term loan and revolving credit facility by entering into a sixth amended and restated senior secured credit agreement with the lenders party thereto, BOFA Securities, Inc., KeyBanc National Association and Cooperative Robobank U.S., as joint lead arrangers and joint bookrunners, Webster Bank N.A. and HSBC Bank U.S.A. N.A. as co-documentation agents, and Bank of America, N.A., as administrative agent (the "Restated Credit Agreement").
The Restated Credit Amendment replaces and extends Ameresco's existing credit agreement dated March 4, 2022, as thereafter amended (the "Original Credit Agreement"). The Original Credit Agreement was scheduled to expire on March 4, 2025 and provided for a $200 million revolving credit facility, a $75 million term loan and a $220 million Delayed Draw Term Loan A, of which term loans $13.0 million and $0, respectively, were outstanding as of the date of the entry into the Restated Credit Agreement. The Restated Credit Agreement refinance the credit facilities under the Original Credit Agreement and replaced by the following facilities:
•a $225 million revolving credit facility ("Revolver"), maturing on December 28, 2028; and
•a $100 million term loan A ("Term Loan"), maturing on December 28, 2028
The Revolver may be increased by up to an additional $100 million at the Company's option if lenders are willing to provide such increased commitments, subject to certain conditions.

Ameresco expects to use the proceeds from the refinanced credit facilities for general corporate purposes, such as permitted acquisitions, refinancing of existing indebtedness and working capital requirements. Immediately following the closing, there were approximately $93 million of borrowings outstanding under the Revolver and $100 million borrowing outstanding under the Term Loan.

Ameresco is the sole borrower under the Restated Credit Agreement. The obligations under the Restated Credit Agreement are guaranteed by certain of its direct and indirect wholly owned domestic subsidiaries and are secured by a pledge of all of the Company's and such subsidiary guarantors' assets (other than the equity interests of certain subsidiaries and assets held in subsidiaries that are non-core companies (as defined in the Restated Credit Agreement)). The security interests are evidenced by a pledge and security agreement with Bank of America, N.A., in its capacity as collateral agent, and other related agreements.

The interest rate for borrowings under the Refinanced Credit Facilities is based on, at the Company's option, either (1) the Base Rate (as defined in the Restated Credit Agreement) plus a margin of 0.75% to 1.75%, depending on Ameresco’s core leverage ratio (as defined in the Restated Credit Agreement); or (2) the Term SOFR (as defined in the Restated Credit Agreement) plus a margin of 1.75% to 2.75%, depending on Ameresco’s core leverage ratio. A commitment fee of between 0.25% and 0.375%, depending on Ameresco’s core leverage ratio, is payable quarterly on the undrawn portion of the Revolver. Immediately following closing, the interest rate for any borrowings under each of the Revolver and Term Loan was 6.85%, the six-month Term SOFR plus the applicable margin.

The Term Loan requires quarterly principal payments of $1.25 million starting March 31, 2025, with the balance due at maturity. Any amounts outstanding on the Revolver are due on maturity. In addition, subject to the terms and conditions set forth in the Restated Credit Agreement, Ameresco is required to make certain mandatory prepayments from the net proceeds of specified types of asset sales (subject to certain reinvestment rights), debt issuances and insurance recoveries (subject to certain reinvestment rights) ("Mandatory Prepayments"). Mandatory Prepayments, if any, are required to be applied by Ameresco, first to the Term Loan, second, to any outstanding amount under any Swing Line Loans (as defined in the Restated Credit Agreement), third, to the Revolver balances in excess of the commitments of the lenders, fourth, to Revolver balances, and fifth, to cash collateralize any Letters of Credit. Subject to certain limitations, the Company may voluntarily prepay any of the Refinanced Credit Facilities without premium or penalty.

The Restated Credit Agreement contains affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants restricting the ability of Ameresco and certain of its subsidiaries, subject to negotiated exceptions, to: incur additional indebtedness; create liens or guarantee obligations; enter into sale-leaseback transactions; merge, liquidate or dispose of assets; make acquisitions or other investments; enter into hedging agreements; pay dividends and make other distributions and engage in transactions with affiliates. Under the Restated Credit Agreement, Ameresco and its subsidiaries may not invest cash or property in, or loan to, Ameresco’s subsidiaries that are non-core companies amounts exceeding 49% of Ameresco’s consolidated stockholders’ equity in the aggregate, as calculated in accordance with the agreement. In addition, under the Restated Credit Agreement, Ameresco must maintain the following financial covenants:

•a ratio of total funded debt to EBITDA of less than 3.5 to 1.0; and
•a debt service coverage ratio (as defined in the agreement) of at least 1.5 to 1.0.
Certain of the negative and affirmative covenants were modified in the Restated Credit Agreement to provide the Company with additional financial flexibility. The Restated Credit Agreement also contains customary representations and warranties and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross defaults and an event of default upon a change of control of Ameresco. If an event of default occurs and is not cured within any applicable grace period or is not waived, the agent would be entitled to take various actions, including accelerating amounts due under the outstanding Refinanced Credit Facilities. If the indebtedness under the Restated Credit Agreement were accelerated, Ameresco and the subsidiaries guaranteeing the indebtedness might not have sufficient funds to pay such indebtedness. In that event the lenders would be entitled to enforce their security interests.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the full text of the Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Second Lien Credit Agreement

On January 23, 2025, Ameresco also entered into a first amendment (the “First Amendment”), to the $100 million Second Lien Credit Agreement maturing on June 29, 2029 (the "Second Lien Credit Agreement") with the lenders party thereto, Nuveen EIC Administration LLC, as Administrative Agent (“Nuveen”) and Oppenheimer & Co., Inc. as Lead Arranger. The First Amendment modifies certain of the covenants and other terms of the Senior Secured Credit Agreement to makes conforming changes in connection with the Company's entry into the Restated Credit Agreement (as defined above).

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The discussion in Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD

On January 28, 2025, the Company issued a press release announcing the transactions described herein. A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K

EXHIBIT INDEX
Exhibit No.	Description
10.1
Sixth Amended and Restated Credit Agreement dated as of January 23, 2025 among Ameresco, Inc., certain of its subsidiaries, the lenders (as defined therein), and Bank of America, N.A. as administrative agent.

10.2
Amendment No. 1 dated as of January 23, 2025 to Second Lien Credit Agreement among Ameresco, inc, certain of ts subsidiaries, the lenders (as defined therein) and Nuveen EIC Administration LLC as administrative agent

99.1	Press Release dated January 28, 2025

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
January 28, 2025	By:	/s/ Mark A. Chiplock
Mark A. Chiplock
Executive Vice President, Chief Financial Officer and Chief Accounting Officer